Exhibit 99.1

Viad Corp Provides Statement on Health of Pursuit President

SCOTTSDALE, September 9, 2022 -- Viad Corp (NYSE: VVI), a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events, today announced that David Barry, president of its Pursuit business, has been diagnosed with a medical condition that will require surgical treatment and a temporary leave of absence that may extend for several months. The timing of David’s medical leave has not yet been determined.

When David begins his medical leave, overall leadership of Pursuit will transition, on an interim basis, to Derek Linde who will serve as interim president of Pursuit while also maintaining his current role as chief operating officer, general counsel & corporate secretary of Viad. In addition, Sam Auck, CFO of Pursuit, will assume a broader role partnering with the deep bench of senior executives across Pursuit to maintain continuity of day-to-day operations, reporting to Derek.

David continues to lead the Pursuit business and will do so until he takes a leave of absence, and is working closely with Derek, Sam, and the senior team at Pursuit to ensure business continuity.

Steve Moster, president and CEO of Viad, commented, “We will support David at every step and commend his commitment to the ongoing success of Pursuit and intended return. Derek has worked with David, Sam, and the Pursuit leadership team for the past several years to support Pursuit’s growth initiatives and in his interim role he will focus on continuing to drive Pursuit’s Refresh, Build, Buy strategy in David’s temporary absence. The Board and I have full confidence that Derek and the excellent team of operational and functional leaders across Pursuit are well-positioned to lead at the appropriate time.”

David commented, “Pursuit continues to strongly recover post pandemic. I am committed to leading Pursuit's exciting growth trajectory until my leave and returning to my role post-leave. I have full faith and confidence that the talented team of leaders across Pursuit with Derek and Sam’s leadership will continue to successfully execute our exciting growth strategy and deliver unforgettable experiences for our guests when I begin my temporary leave.”

About Viad

Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as new experiences planned in Chicago and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places.

GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers through two reportable segments, Spiro and GES Exhibitions. Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities. GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East.

For more information, visit www.viad.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
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our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
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general economic uncertainty in key global markets and a worsening of global economic conditions;
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travel industry disruptions;
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seasonality of our businesses;
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unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
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our exposure to labor shortages, turnover, and labor cost increases;
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the importance of key members of our account teams to our business relationships;
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the competitive nature of the industries in which we operate;
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our dependence on large exhibition event clients;
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adverse effects of show rotation on our periodic results and operating margins;
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transportation disruptions and increases in transportation costs;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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our exposure to labor cost increases and work stoppages related to unionized employees;
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our multi-employer pension plan funding obligations;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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our exposure to cybersecurity attacks and threats;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations; and

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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Contact

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com